Exhibit 99.1

Cerence Announces Second Quarter Fiscal Year 2022 Results

Headlines

•	First half bookings total $448 million, up 53% compared to 1HFY21
•	Bookings include a significant business increase with a North American OEM
•	Several Chinese EV makers adopt Cerence technology for global expansion
•	Won four more two-wheeler customers during 1HFY22
•	Maintain full fiscal year 2022 guidance

BURLINGTON, Mass., May 10, 2022 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its second quarter fiscal year 2022 results for the quarter ended March 31, 2022.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
GAAP Revenue	$86.3	$98.7	$180.7	$192.3
GAAP Gross Margin	71.8%	73.4%	73.1%	72.4%
Non-GAAP Gross Margin	74.7%	77.0%	76.2%	76.0%
GAAP Operating Margin	7.3%	17.6%	16.2%	18.1%
Non-GAAP Operating Margin	25.2%	37.6%	31.2%	38.2%
GAAP Net (Loss) Income	$(0.5)	$11.2	$18.6	$32.1
Non-GAAP Net Income	$13.6	$29.1	$39.0	$52.7
Adjusted EBITDA	$24.0	$39.3	$60.9	$78.3
Adjusted EBITDA Margin	27.9%	39.9%	33.7%	40.7%
GAAP Net (Loss) Income per Share - diluted	$(0.01)	$0.28	$0.47	$0.82
Non-GAAP Net Income per Share - diluted	$0.33	$0.69	$0.93	$1.25

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Stefan Ortmanns, Chief Executive Officer at Cerence, commented, “We generated solid financial results fueled by deepened relationships with long-term customers. new wins with innovative EV makers; and expansion in newer areas like heavy trucking and two-wheelers. Despite the headwinds facing the global automotive industry, we continue to deliver on expectations as the world’s leading automakers turn to Cerence as their innovation partner.”

Ortmanns continued, “With a talented and tenured leadership team firmly in place and a strong pipeline of opportunities for the second half of the fiscal year, we believe we have the momentum to drive long-term, sustainable growth. As we look to Cerence’s next phase, we are advancing our strategic roadmap to deliver AI-powered innovations that will transform the digital cabin experience and be integral to the future of mobility.”

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q2FY22
Percent of worldwide auto production with Cerence Technology (TTM)	52%
Average contract duration - years (TTM):	7.6
Repeatable software contribution (TTM):	79%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	(1%)
Growth in billings per car (TTM over prior year TTM) (excludes Legacy contract3)	10%
(1)	Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)	Based on IHS Markit data, global auto production decreased 2% over the same time period ended on March 31, 2022.
(3)	Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition.

Third Quarter and Full Year Fiscal 2022 Outlook

For the fiscal quarter ending June 30, 2022, revenue is expected to be in the range of $90 million to $94 million.  Adjusted EBITDA is expected to be in the range of approximately $26 million to $30 million. The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

The full-year fiscal 2022 guidance provided by Cerence on February 7, 2022, remains unchanged.

Additional details regarding guidance will be provided during the earnings call.

Second Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by using 844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 5990799. Webcast access will be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

The teleconference replay will be available through May 17, 2022. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 5990799. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this release regarding Cerence’s future performance, results and financial condition, expected growth, opportunities, business and market trends, and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customers’ businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; the impact of the war in Ukraine on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2022 and 2021, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.
In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

ii)

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended March 31, 2022, our management has reviewed the following KPIs, each of which is described below:

•	Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•

Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.

•

Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.

•	Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•	Growth in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding legacy contract and adjusted for prepay usage.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their cars, two-wheelers, and even elevators, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 400 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or buildings, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenues:
License	$46,308	$54,371	$93,158	$100,785
Connected services	19,326	27,736	47,485	53,666
Professional services	20,646	16,555	40,063	37,854
Total revenues	86,280	98,662	180,706	192,305
Cost of revenues:
License	386	1,181	1,107	1,855
Connected services	5,651	6,839	11,375	13,852
Professional services	17,372	16,325	33,275	33,647
Amortization of intangible assets	897	1,879	2,776	3,758
Total cost of revenues	24,306	26,224	48,533	53,112
Gross profit	61,974	72,438	132,173	139,193
Operating expenses:
Research and development	29,976	28,864	55,768	52,995
Sales and marketing	8,309	9,555	14,188	18,563
General and administrative	13,800	12,956	21,327	25,390
Amortization of intangible assets	3,135	3,183	6,289	6,341
Restructuring and other costs, net	474	537	5,389	1,017
Total operating expenses	55,694	55,095	102,961	104,306
Income from operations	6,280	17,343	29,212	34,887
Interest income	83	16	173	34
Interest expense	(3,360)	(3,476)	(6,787)	(7,275)
Other income (expense), net	(34)	3,496	(286)	1,259
Income before income taxes	2,969	17,379	22,312	28,905
Provision for (benefit from) income taxes	3,445	6,216	3,744	(3,199)
Net (loss) income	$(476)	$11,163	$18,568	$32,104
Net (loss) income per share:
Basic	$(0.01)	$0.30	$0.48	$0.85
Diluted	$(0.01)	$0.28	$0.47	$0.82
Weighted-average common share outstanding:
Basic	39,189	37,743	39,013	37,583
Diluted	39,189	39,177	39,586	43,730

CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	March 31,	September 30,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$111,819	128,428
Marketable securities	29,810	30,435
Accounts receivable, net of allowances of $178 and $395	48,029	45,560
Deferred costs	7,418	6,095
Prepaid expenses and other current assets	68,924	76,530
Total current assets	266,000	287,048
Long-term marketable securities	4,457	7,339
Property and equipment, net	37,184	31,505
Deferred costs	26,511	31,702
Operating lease right of use assets	18,654	14,901
Goodwill	1,123,561	1,128,511
Intangible assets, net	15,947	25,348
Deferred tax assets	155,763	159,293
Other assets	54,450	20,081
Total assets	$1,702,527	$1,705,728
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,165	$11,636
Deferred revenue	78,895	78,394
Short-term operating lease liabilities	5,844	4,562
Short-term debt	7,813	6,250
Accrued expenses and other current liabilities	45,768	64,467
Total current liabilities	156,485	165,309
Long-term debt	263,000	265,093
Deferred revenue, net of current portion	182,823	198,343
Long-term operating lease liabilities	14,749	12,216
Other liabilities	29,284	32,822
Total liabilities	646,341	673,783
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 39,305 and 38,025 shares issued and outstanding, respectively	393	381
Accumulated other comprehensive (loss) income	(9,083)	1,634
Additional paid-in capital	1,018,731	1,002,353
Retained earnings	46,145	27,577
Total stockholders' equity	1,056,186	1,031,945
Total liabilities and stockholders' equity	$1,702,527	$1,705,728

CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net income	$18,568	$32,104
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	13,574	14,947
Benefit from credit loss reserve	(418)	(261)
Stock-based compensation	16,767	27,469
Non-cash interest expense	2,595	2,454
Deferred tax benefit	(2,162)	(7,653)
Other	2,504	(1,481)
Changes in operating assets and liabilities:
Accounts receivable	(3,557)	(8,206)
Prepaid expenses and other assets	(36,354)	(7,608)
Deferred costs	2,896	3,835
Accounts payable	6,293	(4,129)
Accrued expenses and other liabilities	(2,115)	(2,970)
Deferred revenue	(11,848)	(21,492)
Net cash provided by operating activities	6,743	27,009
Cash flows from investing activities:
Capital expenditures	(9,985)	(5,181)
Purchases of marketable securities	(13,115)	(9,067)
Sale and maturities of marketable securities	16,453	2,700
Payments for equity investments	(584)	(2,563)
Other investing activities	1,266	264
Net cash used in investing activities	(5,965)	(13,847)
Cash flows from financing activities:
Payments for long-term debt issuance costs	-	(520)
Principal payments of long-term debt	(3,126)	(3,126)
Common stock repurchases for tax withholdings for net settlement of equity awards	(46,423)	(32,200)
Principal payment of lease liabilities arising from a finance lease	(246)	(238)
Proceeds from the issuance of common stock	33,459	5,045
Net cash used in financing activities	(16,336)	(31,039)
Effects of exchange rate changes on cash and cash equivalents	(1,051)	1,356
Net change in cash and cash equivalents	(16,609)	(16,521)
Cash and cash equivalents at beginning of period	128,428	136,067
Cash and cash equivalents at end of period	$111,819	$119,546

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
GAAP revenue	$86,280	$98,662	$180,706	$192,305

GAAP gross profit	$61,974	$72,438	$132,173	$139,193
Stock-based compensation	1,570	1,645	2,662	3,237
Amortization of intangible assets	897	1,879	2,776	3,758
Non-GAAP gross profit	$64,441	$75,962	$137,611	$146,188
GAAP gross margin	71.8%	73.4%	73.1%	72.4%
Non-GAAP gross margin	74.7%	77.0%	76.2%	76.0%

GAAP operating income	$6,280	$17,343	$29,212	$34,887
Stock-based compensation*	10,926	14,144	12,767	27,469
Amortization of intangible assets	4,032	5,062	9,065	10,099
Restructuring and other costs, net*	474	537	5,389	1,017
Non-GAAP operating income	$21,712	$37,086	$56,433	$73,472
GAAP operating margin	7.3%	17.6%	16.2%	18.1%
Non-GAAP operating margin	25.2%	37.6%	31.2%	38.2%

GAAP net (loss) income	$(476)	$11,163	$18,568	$32,104
Stock-based compensation*	10,926	14,144	12,767	27,469
Amortization of intangible assets	4,032	5,062	9,065	10,099
Restructuring and other costs, net*	474	537	5,389	1,017
Depreciation	2,332	2,261	4,509	4,848
Total other income (expense), net	(3,311)	36	(6,900)	(5,982)
Provision for (benefit from) income taxes	3,445	6,216	3,744	(3,199)
Adjusted EBITDA	$24,044	$39,347	$60,942	$78,320
GAAP net income margin	-0.6%	11.3%	10.3%	16.7%
Adjusted EBITDA margin	27.9%	39.9%	33.7%	40.7%
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
GAAP net (loss) income	$(476)	$11,163	$18,568	$32,104
Stock-based compensation*	10,926	14,144	12,767	27,469
Amortization of intangible assets	4,032	5,062	9,065	10,099
Restructuring and other costs, net*	474	537	5,389	1,017
Non-cash interest expense	1,294	1,224	2,595	2,454
Indemnification asset release	-	-	1,302	-
Adjustments to income tax expense	(2,612)	(3,051)	(10,719)	(20,467)
Non-GAAP net income	$13,638	$29,079	$38,967	$52,676

Adjusted EPS:
GAAP Numerator:
Net (loss) income attributed to common shareholders	$(476)	$11,163	$18,568	$32,104
Interest on Convertible Senior Notes, net of tax	-	-	-	3,614
Net (loss) income attributed to common shareholders - diluted	$(476)	$11,163	$18,568	$35,718

Non-GAAP Numerator:
Net income attributed to common shareholders	$13,638	$29,079	$38,967	$52,676
Interest on Convertible Senior Notes, net of tax	997	978	2,016	1,977
Net income attributed to common shareholders - diluted	$14,635	$30,057	$40,983	$54,653

GAAP Denominator:
Weighted-average common shares outstanding - basic	39,189	37,743	39,013	37,583
Adjustment for diluted shares	-	1,434	573	6,147
Weighted-average common shares outstanding - diluted	39,189	39,177	39,586	43,730

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	39,189	37,743	39,013	37,583
Adjustment for diluted shares	4,969	6,111	5,250	6,147
Weighted-average common shares outstanding - diluted	44,158	43,854	44,263	43,730

GAAP net (loss) income per share - diluted	$(0.01)	$0.28	$0.47	$0.82
Non-GAAP net income per share - diluted	$0.33	$0.69	$0.93	$1.25

GAAP net cash provided by operating activities	$1,598	$16,200	$6,743	$27,009
Capital expenditures	(5,575)	(2,812)	(9,985)	(5,181)
Free Cash Flow	$(3,977)	$13,388	$(3,242)	$21,828
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q2FY22	Q1FY22	Q4FY21	Q3FY21
GAAP revenues	$86,280	$94,426	$98,076	$96,801
Less: Professional services revenue	20,646	19,417	21,073	16,538
Non-GAAP Repeatable revenues	$65,634	$75,009	$77,003	$80,263

GAAP revenues TTM	$375,583
Less: Professional services revenue TTM	77,674
Non-GAAP Repeatable revenues TTM	$297,909
Repeatable software contribution	79%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q3 2022		FY2022
	Low	High	Low	High
GAAP revenue	$90,000	$94,000	$365,000	$385,000

GAAP gross profit	$66,300	$70,300	$267,900	$287,900
Stock-based compensation	1,400	1,400	4,700	4,700
Amortization of intangible assets	100	100	3,000	3,000
Non-GAAP gross profit	$67,800	$71,800	$275,600	$295,600
GAAP gross margin	74%	75%	73%	75%
Non-GAAP gross margin	75%	76%	76%	77%

GAAP operating income	$13,300	$17,300	$59,300	$79,300
Stock-based compensation	7,100	7,100	28,400	28,400
Amortization of intangible assets	3,000	3,000	14,700	14,700
Restructuring and other costs, net	400	400	6,300	6,300
Non-GAAP operating income	$23,800	$27,800	$108,700	$128,700
GAAP operating margin	15%	18%	16%	21%
Non-GAAP operating margin	26%	30%	30%	33%

GAAP net income	$6,200	$8,800	$34,400	$49,200
Stock-based compensation	7,100	7,100	28,400	28,400
Amortization of intangible assets	3,000	3,000	14,700	14,700
Restructuring and other costs, net	400	400	6,300	6,300
Depreciation	2,500	2,500	10,000	10,000
Total other income (expense), net	(3,400)	(3,400)	(13,500)	(13,500)
Provision for income taxes	3,700	5,100	11,400	16,600
Adjusted EBITDA	$26,300	$30,300	$118,700	$138,700
GAAP net income margin	7%	9%	9%	13%
Adjusted EBITDA margin	29%	32%	33%	36%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q3 2022		FY2022
	Low	High	Low	High
GAAP net income	$6,200	$8,800	$34,400	$49,200
Stock-based compensation	7,100	7,100	28,400	28,400
Amortization of intangibles	3,000	3,000	14,700	14,700
Restructuring and other costs, net	400	400	6,300	6,300
Non-cash interest expense	1,300	1,300	5,300	5,300
Indemnification asset release	-	-	1,300	1,300
Adjustments to income tax expense	(1,200)	(700)	(14,400)	(13,400)
Non-GAAP net income	$16,800	$19,900	$76,000	$91,800

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$6,200	$8,800	$34,400	$49,200

Non-GAAP Numerator:
Net income attributed to common shareholders	$16,800	$19,900	$76,000	$91,800
Interest on Convertible Senior Notes, net of tax	1,000	1,000	4,000	4,000
Net income attributed to common shareholders - diluted	$17,800	$20,900	$80,000	$95,800

GAAP Denominator:
Weighted-average common shares outstanding - basic	39,300	39,300	39,100	39,100
Adjustment for diluted shares	300	300	700	700
Weighted-average common shares outstanding - diluted	39,600	39,600	39,800	39,800

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	39,300	39,300	39,100	39,100
Adjustment for diluted shares	5,000	5,000	5,300	5,300
Weighted-average common shares outstanding - diluted	44,300	44,300	44,400	44,400

GAAP net income per share - diluted	$0.16	$0.22	$0.86	$1.24
Non-GAAP net income per share - diluted	$0.40	$0.47	$1.80	$2.16